Exhibit 32(a)

18 U.S.C. Section 1350 Certifications

I hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of

2002, to the best of my knowledge and belief, that the accompanying Form 10-Q of Southwest Bancorp, Inc. (“Southwest”) for the three months ended March 31, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and that the information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Southwest.

By: /s/ Mark W. Funke	May 6, 2016
Mark W. Funke President and Chief Executive Officer (Principal Executive Officer)	Date